UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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  FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016 (the “Termination Date”), LifeVantage Corporation (the “Company”) terminated the employment of Robert Urban, our Chief Operating Officer.

Pursuant to Mr. Urban’s Employment Agreement, effective May 22, 2012 (the “Employment Agreement”), Mr. Urban will be eligible to receive severance in an aggregate amount equal to $370,000, the amount of his annual base salary as of the Termination Date. This severance amount will be paid in substantially equal monthly installments over the 12 month period following the Termination Date; provided, however, that as a condition to receiving and continuing to receive the severance payments, (i) Mr. Urban must execute and not revoke a separation agreement in a form prescribed by us, which shall include, among other things, a release of all claims against the Company and a covenant not to sue, and (ii) Mr. Urban must remain in full compliance with such separation agreement.

The description of Mr. Urban’s Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the actual Employment Agreement, a copy of which was filed with the Securities and Exchange Commission as an exhibit to a Form 8-K filed by the Company on May 31, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President, Legal Affairs